EXHIBIT 99.1

Main Street Capital Announces Third Quarter 2008 Financial Results

Provides Dividend Guidance of $1.50 to $1.65 Per Share for 2009

HOUSTON, Nov. 10, 2008 (GLOBE NEWSWIRE) -- Main Street Capital Corporation (Nasdaq:MAIN) ("Main Street") announces its financial results for the third quarter ended September 30, 2008 and provides dividend guidance for calendar year 2009.

2009 Dividend Guidance

Main Street currently projects declaring dividends in the range of $1.50 to $1.65 per share for all of calendar year 2009. The estimated dividend range for 2009 represents an increase of 5.3% to 15.8% over the total dividends per share declared during calendar year 2008. In addition, the 2009 estimated dividend range represents a yield of approximately 14.2% to 15.6% based on Main Street's current share price. The estimated range for total 2009 dividends was determined based upon projections of 2009 taxable income, anticipated 2009 portfolio activity, and the estimated amount of undistributed 2008 taxable income (or "spillover income") which may be utilized to pay dividends during 2009. Main Street will continue to pay dividends on a monthly basis during 2009 and expects to provide quarterly updates to its 2009 dividend guidance.

Third Quarter 2008 Highlights

 * Total investment income of $4.5 million, representing a 43%
   increase over prior year
 * Distributable net investment income of $2.8 million (or $0.32 per share), representing a 63% increase over prior year (1)
 * Net realized income of $6.9 million (or $0.76 per share), representing a 76% increase over prior year
 * Net Asset Value of $115.4 million (or $12.49 per share) at
   September 30, 2008
 * Cash and cash equivalents of $46.8 million at September 30, 2008
 * Paid quarterly dividend of $0.36 per share

Third Quarter 2008 Operating Results

Total investment income increased 43% to $4.5 million in the third quarter of 2008 compared with $3.1 million in the corresponding period of 2007. This comparable period increase was principally attributable to (i) greater interest income on higher average levels of portfolio debt investments, (ii) significantly higher dividend income from portfolio company equity investments, (iii) greater fee income related to portfolio company activity, and (iv) higher levels of interest income from idle funds investments. During the third quarter of 2008, Main Street received approximately $1.0 million in cash dividend payments from portfolio company equity investments which increased its total investment income for the period. These cash dividends were paid to Main Street during the third quarter of 2008 based upon the accumulated earnings and available cash of certain portfolio companies. Future dividend payments may vary significantly from the amounts received in the third quarter of 2008 due to changes in portfolio company accumulated earnings and available cash.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 63% to $2.8 million, or $0.32 per share, in the third quarter of 2008 compared with $1.7 million in the corresponding period of 2007.(1) This comparable period increase was primarily attributable to higher levels of total investment income, as discussed above, partially offset by higher levels of interest expense and general and administrative expense.

The $0.3 million of share-based compensation expense recognized during the third quarter of 2008 related to non-cash amortization expense for restricted share grants made in July 2008. Operating expenses other than share-based compensation increased $0.2 million, or 17%, in the third quarter of 2008 compared with the corresponding period in 2007 due to higher levels of general and administrative expense associated with operating as a public company and increased interest expense.

Net investment income, which is reduced by non-cash, share-based compensation expense, increased 45% to $2.5 million, or $0.28 per share, in the third quarter of 2008 compared with $1.7 million in the corresponding period of 2007.

Net realized income increased 76% to $6.9 million, or $0.76 per share, in the third quarter of 2008 compared with $3.9 million in the corresponding period of 2007. This comparable period increase was primarily attributable to a higher level of net investment income and greater amount of net realized gain recognized during the third quarter of 2008. The third quarter of 2008 net realized gain principally included a $6.2 million realized gain, excluding transaction fees, related to the sale transaction of portfolio company TA Acquisition Group, LP ("Travis Aggregates"), partially offset by $1.9 million of realized loss related to the final exit of the Magna Card, Inc. ("MagnaCard") portfolio investment.

The net increase in net assets resulting from operations was $2.7 million, or $0.30 per share, in the third quarter of 2008 compared with $2.7 million in the corresponding period of 2007. The $4.1 million net change in unrealized depreciation from investments during the third quarter of 2008 was attributable to (i) a reduction for the accounting reversal of approximately $4.5 million of previously recognized net unrealized appreciation into net realized gains principally due to the Travis Aggregates and MagnaCard activity discussed above, (ii) $2.8 million in unrealized appreciation recognized on eight portfolio investments, partially offset by $2.2 million in unrealized depreciation recognized on six portfolio investments, and (iii) $0.2 million in unrealized depreciation attributable to Main Street's investment in its affiliated investment manager. During the third quarter of 2008, Main Street also recognized a $0.1 million income tax provision.

Liquidity and Capital Resources

As of September 30, 2008, Main Street had approximately $46.8 million of total cash and cash equivalents. During October of 2008, Main Street also closed a $30 million, three-year investment credit facility (the "Investment Facility") that will be used to provide additional liquidity in support of future investment and operational activities. Main Street has no borrowings currently outstanding under the Investment Facility. Due to its existing cash and cash equivalents and the additional borrowing capacity under the Investment Facility, Main Street projects that it will have sufficient liquidity to fund its investment and operational activities for the remainder of 2008 and throughout all of calendar year 2009. However, this projection will be impacted by, among other things, the pace of investment originations and investment redemptions, the level of cash flow from operations and cash flow from realized gains, and the level of dividends paid in cash.

As of September 30, 2008, Main Street had $55 million of SBIC debenture leverage outstanding. The SBIC debenture leverage bears an annual weighted average interest rate of 5.8%, payable semiannually, and matures ten years from original issuance. The first maturity of the existing SBIC debenture leverage will not occur until 2013, and the final maturity of the existing SBIC debenture leverage is in 2017. As of September 30, 2008, Main Street had a debt to equity ratio of approximately 0.48 to 1.0 and a cash and cash equivalent to debt ratio of 0.85 to 1.0.

Key Portfolio Statistics (all as of September 30, 2008) (2)

Main Street had debt and equity investments in 29 portfolio companies with the average portfolio investment at cost equaling less than 4% of total portfolio investments and less than 3% of total assets.

Approximately 84% of Main Street's portfolio investments at cost were in the form of secured debt investments, and approximately 99% of Main Street's debt investments were secured by first priority liens on the assets of portfolio companies. The annual weighted average effective yield on Main Street debt investments held at September 30, 2008 was 13.7%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status. Approximately 85% of Main Street's debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our portfolio companies, which we have not independently verified, our portfolio companies had a weighted average net senior debt (senior interest-bearing debt less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.5 to 1.0 and a total EBITDA to interest expense ratio of approximately 3.1 to 1.0. (3) Including all debt that is junior in priority to Main Street's senior debt position, these ratios were approximately 3.1 to 1.0 and 2.7 to 1.0, respectively. (3)

Main Street had equity ownership in approximately 90% of its portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 26%.

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's portfolio was 2.2 compared to 2.0 at June 30, 2008. At September 30, 2008, Main Street had one investment on non-accrual status representing less than 1% of its total investment portfolio fair value.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of key portfolio statistics as of September 30, 2008 and June 30, 2008.

Key Portfolio Activity During the Third Quarter of 2008

In July of 2008, Main Street realized a gain of $6.4 million, including $0.2 million in transaction fees, related to the sale of substantially all of the assets of Travis Aggregates to a subsidiary of Texas Industries, Inc. (NYSE:TXI). In connection with the asset sale, Main Street received full repayment of its remaining debt investment. Main Street also received net sale proceeds equal to approximately 19 times its original $0.4 million equity investment in Travis Aggregates and recognized a cash internal rate of return over the life of its Travis Aggregates investment equal to approximately 56%.

In July of 2008, Main Street closed a $2.6 million "one-stop" portfolio investment in Condit Exhibits, LLC ("Condit") to support a management buyout. Main Street's investment in Condit included a $2.3 million first lien secured debt investment and a $0.3 million equity investment, representing approximately 28% of the fully diluted equity interests in Condit. Initially founded in 1945, Condit is a premier provider of tradeshow exhibits, permanent displays, museum environments and high-end showrooms.

Key Portfolio Activity Subsequent to the Third Quarter of 2008

In October of 2008, Main Street completed the full exit of its portfolio investment in Transportation General, Inc. ("TGI") as part of a leveraged recapitalization through a major international bank. As part of the TGI recapitalization transaction, Main Street received full repayment on its remaining debt investment and sold its equity warrant position to TGI for approximately $0.6 million in cash proceeds. In addition, Main Street received structuring and advisory fees of approximately $0.6 million related to the recapitalization transaction. Main Street realized a cash internal rate of return over the life of its investment in TGI equal to approximately 23%.

In October of 2008, Main Street closed a $3.7 million "one-stop" investment in Ziegler's NYPD, LLC ("NYPD") to support a management buyout transaction. Main Street's investment in NYPD consists of a $3.3 million first lien, secured debt investment and a $0.4 million equity investment, representing approximately 29% of the fully diluted equity interests in NYPD. NYPD is a New York-themed pizzeria and Italian restaurant group operating in affluent suburban geographic areas.

In October of 2008, Main Street closed a $2.0 million "one-stop" investment in Schneider Sales Management, LLC ("Schneider") to support a management buyout transaction. Main Street's investment in Schneider consists of a $2.0 million first lien, secured debt investment with equity warrant participation representing approximately 12% of the fully diluted equity interests in Schneider. Schneider is a leading publisher of proprietary sales development materials and provider of sales-management consulting services for financial institutions.

In October of 2008, Main Street closed a $1.8 million investment in California Healthcare Medical Billing, Inc. ("CHMB") for growth financing purposes. Main Street's investment in CHMB consists of a $1.4 million first lien, secured debt investment with equity warrant participation, and a $0.4 million equity investment. Through its equity warrant participation and direct equity investment, Main Street owns approximately 18% of the fully diluted equity interests in CHMB. CHMB provides outsourced medical billing, revenue cycle management, and administrative healthcare support to physician practices, clinics and multi-specialty groups.

2008 Dividend Activity

During the third quarter of 2008, Main Street paid its fourth sequential quarterly dividend of $0.36 per share, which was paid on September 12, 2008 to stockholders of record on August 14, 2008. This quarterly dividend represented a 2.9% sequential increase from the prior quarterly dividend declared in May 2008.

During the fourth quarter of 2008, Main Street began paying dividends to its shareholders on a monthly basis. In September of 2008, Main Street declared per share dividends for the fourth quarter of 2008 equal to $0.125 per month, or $0.375 per share for the entire fourth quarter of 2008. The fourth quarter 2008 dividends per share represent an approximate annualized yield of 14.2% based on Main Street's current share price. The per share dividends declared for the fourth quarter of 2008 represent a 13.6% increase from the quarterly dividend per share paid in the fourth quarter of 2007. Including the fourth quarter 2008 dividends, Main Street will have paid $1.425 per share in total 2008 calendar year dividends.

It is currently estimated that 35% to 45% of the total 2008 calendar year dividends will be designated as long-term capital gain for tax purposes with the remainder designated primarily as ordinary income or short-term capital gain. The final determination of the tax attributes for the 2008 calendar year dividends will be made after the close of the 2008 tax year and may differ from the estimates above. Based upon current projections of 2008 taxable income and 2008 dividends, Main Street also expects to generate undistributed taxable income (or "spillover income") during 2008 that it intends to carry forward for distribution during 2009.

Third Quarter 2008 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Tuesday, November 11, 2008 at 10:00 a.m. Eastern Time to discuss the third quarter 2008 financial results.

You may access the conference call by dialing (303) 262-2053 or (800) 218-4007 and requesting the Main Street Capital conference call at least 10 minutes prior to the start time. The conference call can also be accessed via a webcast by logging into the investor relations section of Main Street's web site at www.mainstcapital.com.

A telephonic replay of the conference call will be available through November 19, 2008 and may be accessed by dialing (303) 590-3000 and using the passcode 11121586#. An audio archive will also be available on the investor relations section of the Main Street web site at www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the third quarter 2008 Main Street Form 10-Q to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's Third Quarter 2008 Investor Presentation to be posted on the investor relations section of Main Street's website (www.mainstcapital.com).

(1) Distributable net investment income is net investment income as determined in accordance with U.S. generally accepted accounting principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income is a non-GAAP measure and should not be considered as a replacement to net investment income and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income in accordance with GAAP to distributable net investment income is detailed in the financial tables included with this press release.

(2) All key portfolio statistics are calculated exclusive of Main Street's portfolio investment in Main Street Capital Partners, LLC, the wholly owned investment manager.

(3) For purposes of calculating these ratios, one development-stage portfolio company with a net debt to EBITDA ratio that exceeds 15.0 to 1.0 has been excluded.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies. Main Street's investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one-stop" financing alternatives to its portfolio companies.

The Main Street Capital Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4309

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimates regarding the range of dividends to be declared during calendar year 2009, statements regarding future dividend payments from portfolio companies, our estimate regarding current liquidity being sufficient to fund investment and operational activities for the remainder of 2008 and all of 2009, estimates of annualized yield represented by the fourth quarter dividends, our estimate of the tax attributes of 2008 dividends, and estimates regarding the carry forward of undistributed taxable income from 2008 for distribution in 2009. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Special Note Regarding Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

                         MAIN STREET CAPITAL CORPORATION
                      Consolidated Statements of Operations
                                   (Unaudited)

                         Three Months               Nine Months
                       Ended September 30,       Ended September 30,
                    ------------------------  ------------------------
                        2008         2007         2008         2007
                    -----------  -----------  -----------  -----------

 INVESTMENT INCOME:
  Interest, fee and
   dividend income:
   Control
    investments     $ 2,861,564  $ 1,454,790  $ 7,436,174  $ 3,709,221
   Affiliate
    investments       1,037,464    1,362,521    3,146,326    3,871,178
   Non-Control/Non-
    Affiliate
    investments         165,546      151,114    1,063,842      568,527
                    -----------  -----------  -----------  -----------
  Total interest,
   fee and dividend
   income             4,064,574    2,968,425   11,646,342    8,148,926
  Interest from
   idle funds and
   other                392,750      158,958    1,015,259      533,318
                    -----------  -----------  -----------  -----------
    Total
     investment
     income           4,457,324    3,127,383   12,661,601    8,682,244
 EXPENSES:
  Management fees
   to affiliate              --     (499,979)          --   (1,499,937)
  Interest             (930,332)    (849,299)  (2,734,174)  (2,396,541)
  General and
   administrative      (681,316)     (32,961)  (1,991,115)    (204,296)
  Share-based
   compensation        (315,726)          --     (315,726)          --
  Professional
   costs related
   to initial
   public offering           --           --           --     (695,250)
                    -----------  -----------  -----------  -----------
    Total expenses   (1,927,374)  (1,382,239)  (5,041,015)  (4,796,024)
                    -----------  -----------  -----------  -----------
 NET INVESTMENT
  INCOME              2,529,950    1,745,144    7,620,586    3,886,220

 NET REALIZED GAIN
  (LOSS) FROM
  INVESTMENTS:
  Control
   investments        4,320,213    1,191,463    4,320,213    1,802,713
  Affiliate
   investments               --      953,334      710,404    1,209,513
  Non-Control/Non-
   Affiliate
   investments               --           --           --     (270,538)
                    -----------  -----------  -----------  -----------
    Total net
     realized
     gain (loss)
     from
     investments      4,320,213    2,144,797    5,030,617    2,741,688
                    -----------  -----------  -----------  -----------
 NET REALIZED
  INCOME              6,850,163    3,889,941   12,651,203    6,627,908

 NET CHANGE IN
  UNREALIZED
  APPRECIATION
  (DEPRECIATION)
  FROM INVESTMENTS:
  Control
   investments       (4,557,143)  (1,366,000)  (3,672,439)  (2,007,250)
  Affiliate
   investments          840,429      150,000     (100,523)     813,822
  Non-Control/Non-
   Affiliate
   investments         (165,531)      35,000     (106,765)     384,832
  Investment in
   affiliated
   Investment
   Manager             (239,844)          --     (704,306)          --
                    -----------  -----------  -----------  -----------
    Total net
     change in
     unrealized
     appreciation
     (depreciation)
     from
     investments     (4,122,089)  (1,181,000)  (4,584,033)    (808,596)
                    -----------  -----------  -----------  -----------

    Income tax
     benefit
     (provision)        (54,371)          --    2,297,265           --
                    -----------  -----------  -----------  -----------
 NET INCREASE IN
  NET ASSETS
  RESULTING FROM
  OPERATIONS        $ 2,673,703  $ 2,708,941  $10,364,435  $ 5,819,312
                    ===========  ===========  ===========  ===========
 NET INVESTMENT
  INCOME PER SHARE
  BASIC AND DILUTED $      0.28  $      0.20  $      0.85  $      0.46
                    ===========  ===========  ===========  ===========
 NET REALIZED
  INCOME PER SHARE
  BASIC AND DILUTED $      0.76  $      0.46  $      1.41  $      0.78
                    ===========  ===========  ===========  ===========
 DIVIDENDS/
  DISTRIBUTIONS
  PAID PER SHARE    $      0.36  $      0.12  $      1.05  $      0.54
                    ===========  ===========  ===========  ===========
 NET INCREASE IN
  NET ASSETS
  RESULTING FROM
  OPERATIONS PER
  SHARE BASIC AND
  DILUTED           $      0.30  $      0.32  $      1.16  $      0.68
                    ===========  ===========  ===========  ===========
 WEIGHTED AVERAGE
  SHARES
  OUTSTANDING -
  BASIC               8,972,985    8,526,726    8,964,808    8,526,726
                    ===========  ===========  ===========  ===========
  DILUTED             8,973,091    8,526,726    8,965,875    8,526,726
                    ===========  ===========  ===========  ===========

                        MAIN STREET CAPITAL CORPORATION
                          Consolidated Balance Sheets

                                          September 30,  December 31,
                                              2008           2007
                                          ------------   ------------
 ASSETS                                    (Unaudited)

  Investments at fair value:
   Control investments (cost: $62,362,884
    and $43,053,372 as of September 30,
    2008 and December 31, 2007,
    respectively)                         $ 63,682,966   $ 48,108,197
   Affiliate investments (cost:
    $33,083,753 and $33,037,053 as of
    September 30, 2008 and December 31,
    2007, respectively)                     36,184,697     36,176,216
   Non-Control/Non-Affiliate investments
    (cost: $6,236,036 and $3,381,001 as
    of September 30, 2008 and December
    31, 2007, respectively)                  6,489,271      3,741,001
   Investment in affiliated Investment
    Manager (cost: $18,000,000 as of
    September 30, 2008 and December 31,
    2007)                                   16,920,695     17,625,000
                                          ------------   ------------

     Total investments (cost:
      $119,682,673 and $97,471,426 as of
      September 30, 2008 and December 31,
      2007, respectively)                  123,277,629    105,650,414

  Idle funds investments                            --     24,063,261
  Cash and cash equivalents                 46,842,547     41,889,324
  Other assets                                 794,549      1,574,888
  Deferred financing costs (net of
   accumulated amortization of $759,172
   and $529,952 as of September 30, 2008
   and December 31, 2007, respectively)      1,472,309      1,670,135
                                          ------------   ------------

     Total assets                         $172,387,034   $174,848,022
                                          ============   ============

 LIABILITIES

  SBIC debentures                         $ 55,000,000   $ 55,000,000
  Deferred tax liability                       238,308      3,025,672
  Interest payable                             299,646      1,062,672
  Accounts payable and other liabilities     1,431,261        610,470
                                          ------------   ------------

     Total liabilities                      56,969,215     59,698,814
  Commitments and contingencies

 NET ASSETS

  Common stock, $0.01 par value per share
   (150,000,000 shares authorized and
   9,241,183 and 8,959,718 shares issued
   and outstanding as of September 30,
   2008 and December 31, 2007,
   respectively)                                92,412         89,597
  Additional paid-in capital               104,602,672    104,076,033
  Undistributed net realized income          8,093,056      6,067,131
  Net unrealized appreciation from
   investments,
   net of income taxes                       2,629,679      4,916,447
                                          ------------   ------------

     Total net assets                      115,417,819    115,149,208
                                          ------------   ------------

     Total liabilities and net assets     $172,387,034   $174,848,022
                                          ============   ============

 Net asset value per share                $      12.49   $      12.85
                                          ============   ============

                      MAIN STREET CAPITAL CORPORATION
             Reconciliation of Distributable Net Investment Income
                                (Unaudited)

                           Three Months             Nine Months
                         Ended September 30,     Ended September 30,
                       ----------------------  ----------------------
                          2008        2007        2008        2007
                       ----------  ----------  ----------  ----------

 Net investment income $2,529,950  $1,745,144  $7,620,586  $3,886,220
  Amortization of
   restricted share-
   based compensation     315,726          --     315,726          --
                       ----------  ----------  ----------  ----------
 Distributable net
  investment income    $2,845,676  $1,745,144  $7,936,312  $3,886,220
                       ==========  ==========  ==========  ==========
 Distributable net
  investment income
  per share:
 Basic and diluted     $     0.32  $     0.20  $     0.89  $     0.46
                       ==========  ==========  ==========  ==========

                    Main Street Capital Corporation
                       Key Portfolio Statistics
                              (Unaudited)

                                          As of             As of
                                         Sept. 30,         June 30,
                                           2008              2008
                                         ----------       ----------

 Number of portfolio companies               29              31

 DEBT PORTFOLIO STATISTICS:

 % of total portfolio as secured             84%             84%
   debt (at cost)

 % of debt portfolio as first lien           99%             96%
   debt (at cost)

 Weighted average effective yield (1)       13.7%           13.6%

 PORTFOLIO COMPANY CREDIT STATISTICS:

 Net debt to EBITDA - excluding
  debt junior to Main Street (2)(4)      2.5 to 1.0       2.5 to 1.0

 EBITDA to interest expense -
  excluding debt junior to Main Street
  (2)(4)                                 3.1 to 1.0       3.1 to 1.0

 Total net debt to EBITDA (2)(4)         3.1 to 1.0       3.0 to 1.0

 Total EBITDA to interest expense
  (2)(4)                                 2.7 to 1.0       2.7 to 1.0

 EQUITY PORTFOLIO STATISTICS:

 % of portfolio with equity ownership        90%             87%

 Average equity ownership (fully
  diluted)                                   26%             27%

 PORTFOLIO QUALITY:

 Weighted average investment ranking
  (3)                                        2.2             2.0

 % on non-accrual status (at fair
  value)                                     0.7%            0.9%

 Notes:

 (1) Weighted average effective yield is calculated based upon debt investments, excluding debt investments on non-accural status, on the indicated date and includes amortization of deferred debt fees and accretion of original issue discount.
 (2) The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt less cash and cash equivalents) and related total interest expense of the portfolio companies, as well as including the debt and interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment. In addition, these statistics exclude one development stage portfolio company with a net debt to EBITDA ratio that exceeds 15.0 to 1.0.
 (3) Represents the dollar weighted average investment ranking based upon Main Street's internal ranking system, with "1" being the highest rated and "5" being the lowest rated.
 (4) Portfolio company financial information has not been
     independently verified by Main Street.

CONTACT:  Main Street Capital Corporation
          Todd A. Reppert, President and CFO
          713-350-6000
          treppert@mainstcapital.com

          Dennard Rupp Gray and Easterly, LLC
          Ken Dennard
            713-529-6600
            ksdennard@drg-e.com
          Augustine Okwu
            404-532-0086
            gokwu@drg-e.com